UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2017

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2017, the Board of Directors of Authentidate Holding Corp. (the “Company” or “Authentidate”) appointed David C. Goldberg as Chief Operating Officer of the Company and Michael J. Poelking as the Company’s Chief Financial Officer and Treasurer. Both appointments are effective as of September 11, 2017. As described in greater detail below, the Company entered into employment letters with Messrs. Goldberg and Poelking pursuant to which they will serve as the Company’s Chief Operating Officer and Chief Financial Officer, respectively.

There are no arrangements or understandings between either Mr. Goldberg or Mr. Poelking and any other persons with respect to their appointments as Chief Operating Officer and Chief Financial Officer. There are also no family relationships between either Mr. Goldberg and Mr. Poelking and any director or executive officer of the Company and neither is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

David C. Goldberg

The Company entered into an employment letter on September 8, 2017 with Mr. Goldberg, which is effective September 11, 2017 (the “Goldberg Employment Letter”) and which sets forth the terms of Mr. Goldberg’s employment as Chief Operating Officer.

Mr. Goldberg, 60, is a 35-year veteran of the life sciences and health care industries. He joins the Company after recently completing an extended stint at Enzo Biochem, Inc. in June 2017 where he held numerous executive and managerial positions across the company’s operations, including President and General Manager of its clinical laboratory and research products divisions, leading both during major transitions in their business strategies. Mr. Goldberg had joined Enzo Biochem in February 1985. Mr. Goldberg has extensive expertise across the range of life sciences corporate functions including operations, marketing and sales, compliance, investor relations, and strategic planning. Prior to his tenure at Enzo Biochem, Mr. Goldberg held marketing and management positions with both NEN Life Sciences, (now Perkin Elmer, Inc.) and Gallard Schlesinger Chemical Manufacturing. Mr. Goldberg received a Master’s degree in Microbiology from Rutgers University and a Master’s in Business Administration from New York University.

The Goldberg Employment Letter provides that Mr. Goldberg shall serve as our Chief Operating Officer on an at-will basis on the following terms and conditions.

Base Salary and Bonus. Mr. Goldberg will be entitled to receive an initial base salary of payable at the rate of $120,000 per year. Thereafter, provided that Mr. Goldberg remains continuously employed by the Company, his base salary shall be increased as follows: (i) commencing on the first anniversary of the effective date of his employment, his base salary shall be increased to the rate of $160,000 per annum and (ii) commencing on the second anniversary of the effective date, his base salary shall be increased to the rate of $200,000 per annum. He will be eligible for a cash bonus or grant of future equity awards as may be determined by the Management Resources and Compensation Committee, in its sole discretion, and aligned with the Company’s practices and policies.

Equity Grants. Pursuant to the Goldberg Employment Letter, Mr. Goldberg was granted an initial award of restricted stock units with a grant date value of $50,000 under the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”) (the “RSUs”). The RSUs will vest on February 10, 2019, provided he remains in our employment at such date. In addition, the Company granted Mr. Goldberg options to purchase 25,000 shares of Common Stock under the Plan. The options shall vest and be exercisable in three equal annual installments on each of the first three anniversary dates of the grant date, which is the effective date of the Goldberg Employment Letter. The options are exercisable for a period of ten years, subject to the terms of the Plan and the stock option agreement evidencing such award, which provide that no options may be exercised prior to October 1, 2019. The exercise price of the options is $2.00 per share.

Other Benefits and Terms. The Company will reimburse Mr. Goldberg for reasonable business-related expenditures. In addition, the Company agreed to provide him with reasonable living and automobile accommodations in the Gainesville, Georgia vicinity for such times that he is working at the Company’s current headquarters. The Company also agreed to reimburse Goldberg for roundtrip airfare between Atlanta, GA and either New York, NY or Boston, MA for a maximum of ten (10) instances during every six (6) months of employment. Additionally, the Company shall provide Mr. Goldberg with the following additional benefits, as such benefits may change from time to time: (i) group health care and insurance benefits as generally made available to the Company’s senior management and (ii) such other benefits (including insurance related benefits, holiday, sick leave, personal days, etc.) obtained by the Company or made generally available to its senior management. If Mr. Goldberg’s employment with the Company is terminated for any reason, the Company shall pay him all accrued compensation due and owing to him and he is not entitled to any severance or other benefits following any termination of his employment with the Company. Mr. Goldberg has also entered into the Company’s standard form of Employee Invention Assignment and Confidentiality Agreement.

The foregoing summary of the Goldberg Employment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Goldberg Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Michael J. Poelking

The Company entered into an employment letter on September 8, 2017 with Mr. Poelking, which is effective September 11, 2017 (the “Poelking Employment Letter”) and which sets forth the terms of Mr. Poelking’s employment as Chief Financial Officer and Treasurer. In his capacity as Chief Financial Officer and Treasurer, Mr. Poelking, will succeed Mr. Hanif A. Roshan, the Company’s Chairman and Chief Executive Officer, as the “principal accounting officer” of the Company for purposes of filings with the SEC. Mr. Roshan continues to serve as our Chairman and Chief Executive Officer.

Mr. Poelking, 61, has extensive expertise in the health care finance field with both large and small companies. Before being named as the Company’s Chief Financial Officer and Treasurer, he was initially hired as the Company’s Senior Director of Finance in July 2017. Prior to that, he provided Chief Financial Officer consulting services to One Direct Health Network, Inc., an early stage medical service company specializing in the home health industry from July 2016 to May 2017. From June 2014 to June 2016, he served as Chief Financial Officer of Amendia, Inc., a firm which designs and markets Class II and Class III medical devices, paired with biologics distribution. Earlier in his career, he served as Chief Financial Officer of HyGreen, Inc. from May 2011 to September 2012 and Inviro Medical, Inc. from 2006 until April 2011. He has also held finance and senior operations positions with several other medium-sized healthcare organizations, as well as at Wilson Sporting Goods Company, where he was the Director of Corporate Accounting & Reporting. Mr. Poelking received a Master in Business Administration and B.B.A. in Accounting from Loyola University Chicago.

The Employment Letter provides that Mr. Poelking shall serve as our Chief Financial Officer and Treasurer on an at-will basis on the following terms and conditions.

Base Salary and Bonus. Mr. Poelking will be entitled to receive an initial base salary of payable at the rate of $150,000 per year. Mr. Poelking will be eligible for a cash bonus or grant of future equity awards as may be determined by the Management Resources and Compensation Committee, in its sole discretion, and aligned with the Company’s practices and policies.

Equity Grants. Pursuant to the Poelking Employment Letter, Mr. Poelking was granted an initial award of options to purchase 25,000 shares of Common Stock under the Plan. The options shall vest and be exercisable in three equal annual installments on each of the first three anniversary dates of the grant date, which date is the effective date of the Poelking Employment Letter. The options are exercisable for a period of ten years, subject to the terms of the Plan and the stock option agreement evidencing such award, which provide that no options may be exercised prior to October 1, 2019. The exercise price of the options is $2.00 per share.

Other Benefits and Terms. The Company will reimburse Mr. Poelking for reasonable business-related expenditures. Additionally, the Company shall provide Mr. Poelking with the following additional benefits, as such benefits may change from time to time: (i) group health care and insurance benefits as generally made available to the Company’s senior management and (ii) such other benefits (including insurance related benefits, holiday, sick leave, personal days, etc.) obtained by the Company or made generally available to its senior management. If Mr. Poelking’s employment with the Company is terminated for any reason, the Company shall pay him all accrued compensation due and owing to him and he is not entitled to any severance or other benefits following any termination of his employment with the Company. Mr. Poelking has also entered into the Company’s standard form of Employee Invention Assignment and Confidentiality Agreement.

The foregoing summary of the Poelking Employment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Poelking Employment Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit No.	Description
10.1	Employment Letter between the Company and David C. Goldberg
10.2	Employment Letter between the Company and Michael J. Poelking

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s Paul S. Suda
Name: Paul S. Suda
Title: General Counsel
Date: September 14, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Letter between the Company and David C. Goldberg
10.2	Employment Letter between the Company and Michael J. Poelking